                                                                      Exhibit 21

                       W. R. GRACE & CO. SUBSIDIARY LIST
                       ---------------------------------

         Attached is a list of subsidiaries of W. R. Grace & Co. ("Grace") at December 31, 1996.

         U.S. Subsidiaries (including those in Puerto Rico and the Virgin Islands) are listed alphabetically indicating the state of incorporation, ownership (by whom) and any notes that may pertain to the subsidiary. W. R. Grace & Co.-Conn. ("Grace-Conn") is the sole owner of the stock of each subsidiary listed unless otherwise noted or indicated by an "A", which means that the subsidiary is owned either (1) jointly by Grace-Conn. and one or more of its U.S. or non-U.S. wholly owned subsidiaries or (2) solely by one or more of those subsidiaries.

         Non-U.S. Subsidiaries are listed by country and also indicate the ownership (percentage and by whom) and any notes that may pertain to the subsidiary.

         Also attached is a list of partnerships in which Grace-Conn., or one of its subsidiaries, is a partner and a list of investments (at least 20% but not more than 50%) held by W. R. Grace & Co. or Grace-Conn. and/or one or more of its subsidiaries.

                                                                        12/31/96

                  W. R. GRACE & CO., A DELAWARE CORPORATION
                              U.S. SUBSIDIARIES

             SUBSIDIARY NAME                             STATE OF                OWNERSHIP          NOTES
                                                         INCORPORATION
 A-1 Bit & Tool Co., Inc.                                DE                      A

 Alewife Boston Ltd.                                     MA                      A

 Amicon, Inc.                                            DE                      A

 Auragen, Inc.                                           DE                      A

 CCHP, Inc.                                              DE                      A

 Circe Biomedical, Inc.                                  DE                      A

 Coalgrace, Inc.                                         DE                      A

 Coalgrace II, Inc.                                      DE                      A

 Construction Products Dubai, Inc.                       DE

 Creative Food 'N Fun Company                            DE

 Darex Puerto Rico, Inc                                  DE

 De Zaan, Incorporated                                   NY                                         7

 Del Taco Restaurants, Inc.                              DE

 Dewey and Almy Company                                  MA

 Ecarg, Inc.                                             NJ

 Emerson & Cuming, Inc.                                  DE

 Five Alewife Boston Ltd.                                MA                      A

 G/B Cocoa Holding Inc.                                  DE                                         7

 GC Holding Inc.                                         DE

 GEC Management Corporation                              DE                      A

 GN Holdings, Inc.                                       DE                                         18

 GPC Thomasville Corp.                                   DE                      A

 Gloucester New Communities Company, Inc.                NJ                      A

 Grace A-B Inc.                                          DE                      A

 Grace A-B II Inc.                                       DE                      A

 Grace Asia Pacific, Inc.                                DE

 Grace Chemicals, Inc.                                   DE

 Grace Chemical Company of Cuba                          IL                                         6

 Grace Cocoa, Inc.                                       DE                                         7

 Grace Cocoa Limited Partners I, Inc.                    DE

 Grace Cocoa Limited Partners II, Inc.                   DE

 Grace Cocoa Management, Inc.                            DE

 Grace Collections, Inc.                                 DE

 Grace Communications, Inc.                              DE

 Grace Culinary Systems, Inc.                            MD

 Grace Drilling Company                                  DE                      A

 Grace Energy Corporation                                DE

 Grace Environmental, Inc.                               DE

 Grace Europe, Inc.                                      DE

 Grace H-G Inc.                                          DE                      A

 Grace H-G II Inc.                                       DE                      A

 Grace Hotel Services Corporation                        DE

 Grace International Holdings, Inc.                      DE

 Grace JVH, Inc.                                         DE

 Grace Logistics Services, Inc.                          DE

 Grace Management Services, Inc.                         DE

 Grace Offshore Company                                  LA                      A

 Grace PAR Corporation                                   DE

 Grace Petroleum Libya Incorporated                      DE

 Grace Tarpon Investors, Inc.                            DE

 Grace Ventures Corp.                                    DE

 Grace Washington, Inc.                                  DE

 W. R. Grace Capital Corporation                         NY                      A

 W. R. Grace Land Corporation                            NY

 W. R. Grace & Co.-Conn.                                 CT                                         4

 Gracoal, Inc.                                           DE                      A

 Gracoal II, Inc.                                        DE                      A

 Guanica-Caribe Land Development Corporation             DE

 Hanover Square Corporation                              DE

 Homco International, Inc.                               DE                      A

 L B Realty, Inc.                                        DE

 Monolith Enterprises, Incorporated                      DC

 Monroe Street, Inc.                                     DE

 Water Street Corporation                                DE

 Woolwich Sewer Company, Inc.                            NJ                      A

 Woolwich Water Co., Inc.                                NJ                      A

 W. R. C. Technical Ventures, Inc.                       DE

                             NON-U.S. SUBSIDIARIES

  Country                             Subsidiary Name                            Ownership           Notes
                                                                                 % / By Whom
 ARGENTINA                   WRG Argentina, S.A.                                 100 / A
                             Grace Argentina, S.A.                               100 / A

 AUSTRALIA                   W. R. Grace Australia Limited                       100 / A
                             W. R. Grace Catalysts Pty. Limited                  100 / A
                             Omicron Proprietary Limited                         100 / A
                             Omipac Pty. Ltd.                                     51 / A           12

 BELGIUM                     Finac N.V.                                          100 / A
                             Grace N.V.                                          100 / A
                             Grace Silica N.V.                                   100 / A

 BRAZIL                      Grace Brasil S.A.                                   100 / A
                             PEADCO-Engenharia, Comercio Industria Ltda.         100 / A
                             International Holdings Ltda.                        100 / A

 CANADA                      Ambrosia Chocolate Ltd.                             100 / A
                             Global Cocoa Holdings Ltd.                          100 / A
                             H. Lawton Company Ltd.                              100 / A
                             W. R. Grace & Co. of Canada Ltd.                    100
                             W. R. Grace Finance (NRO) Ltd.                      100

 CAYMAN ISLANDS              Grace Cocoa Hong Kong Ltd.                          100 / A
                             Global Cocoa Holdings Ltd.                          100 / A
                             Grace China Holdings I, Inc.                        100
                             Grace Davison China, Inc.                           100

 CHILE                       Grace Quimica Compania Limitada                     100 / A

 COLOMBIA                    Grace Colombia, S.A.                                100 / A
                             W R G Colombia S.A.                                 100 / A

 CUBA                        Envases Industriales y Comerciales, S.A.            100                 6
                             Papelera Camagueyana, S.A.                          100                 6

 CZECH REPUBLIC              Grace Spol. s r.o.                                  100

 DENMARK                     W. R. Grace A/S                                     100

 ECUADOR                     Grace Cocoa Ecuador S.A.                            100 / A

 FINLAND                     W. R. Grace Oy                                      100 / A

 FRANCE                      Grace Cocoa France S.A.                             100 / A             7
                             Grace S.A.                                          100
                             Soboca S.A.                                         100 / A
                             Societe Civile Immobiliere Les Rosiers              100 / A             1


 GERMANY                     A-1 Bit & Tool Co. G.m.b.H.                         100
                             Chomerics G.m.b.H.                                  100 / A
                             De Zaan B.V.m.b.H.                                  100 / A             7
                             EAP Akustic GmbH                                    100 / A             1
                             Emerson & Cuming G.m.b.H.                           100 / A
                             Grace G.m.b.H.                                      100 / A
                             Grace Multiflex GmbH                                100 / A
                             Kascho Kakao- und Schokoladenwerke, GmbH            100                 7

 Greece                      Grace Hellas E.P.E.                                 100

 Guatemala                   Grace Central America, S.A.                         100

 Hong Kong                   W. R. Grace Southeast Asia Holdings Limited         100
                             W. R. Grace Far East Investment Company             100                 1
                                 Limited
                             W. R. Grace (Hong Kong) Limited                     100 / A

 Hungary                     Grace kft.                                          100 / A

 India                       Dearborn I.E.I. Ltd.                                 51 / A            11
                             W. R. Grace & Co. (India) Private Limited           100

 Indonesia                   P. T. Grace Specialty Chemicals Indonesia           100 / A

 Ireland                     Amicon Ireland Limited                              100 / A
                             W. R. Grace (Ireland) Ltd.                          100 / A
                             Trans-Meridian Insurance (Dublin) Ltd.              100

 Italy                       Grace Italiana S.p.A.                               100 / A

 Japan                       Grace Japan Kabushiki Kaisha                        100

 Korea                       Grace Korea Inc.                                    100

 Malaysia                    W. R. Grace (Malaysia) Sendiran Berhad              100 / A
                             W. R. Grace Packaging (Malaysia) Sdn. Bhd.          100
                             W. R. Grace Specialty Chemicals (Malaysia)          100
                             Sdn. Bhd.

 Mexico                      Invertol S. A. de C. V.                             100 / A
                             Grace Container, S. A. de C. V.                     100 / A
                             Grace Holdings, S. A. de C. V.                      100
                             Grace Mexico, S. A. de C. V.                        100 / A

 Netherlands                 Amicon B.V.                                         100
                             Cacao de Zaan B.V.                                  100                 7
                             Denac Nederland B.V.                                100 / A
                             Grace B.V.                                          100
                             Grace Cocoa B.V.                                    100                 7
                             J. G. van Bruinessen B.V.                           100 / A             7
                             Storm van Bentem & Kluyver B.V.                     100 / A             7
                             Targhee Holding B.V.                                100 / A
                             Twincon B.V.                                        100 / A             7
                             Twincon International B.V.                          100 / A             7

 Netherlands Antilles        W. R. Grace N.V.                                    100

 New Zealand                 W. R. Grace (N.Z.) Limited                          100 / A

 Norway                      W. R. Grace A/S                                     100 / A

 People's Republic of        Global Huada (Guangzhou) Confectionery Ltd.         100                 17
 China                       Grace China Ltd.                                    100
                             Grace Packaging Gaoming Co. Ltd.                    67.7 / A            16

 Philippines                 W. R. Grace (Philippines) Inc.                      100 / A

 Poland                      W. R. Grace Sp. z.O.O.                              100

 Portgual                    Grace Portuguesa (Productos Quimicos e              100
                                Pl#sticos) Ltda.

 Russia                      A/O Grace                                           100 / A
                             A/o Grace Kaustik                                   51 / A              10
                             A/o Grace Kriz                                      51 / A              15

 Singapore                   A-1 Bit Tool Company Pte. Ltd.                      100 / A
                             De Zaan Far East Pte. Ltd.                          100                 7
                             Grace Cocoa Singapore Pte. Ltd.                     100                 7
                             W. R. Grace (Singapore) Private Limited             100 / A

 South Africa                W. R. Grace Africa (Pty.) Limited                   100

 Spain                       Grace, S.A.                                         100
                             Teroson Espanola, S.L.                              100 / A             3

 Sweden                      Grace AB                                            100
                             Grace Sweden AB                                     100 / A
                             Grace Tec Systems AB                                100 / A

 Switzerland                 Grace A.G.                                          100 / A
                             Grace Cocoa Chocolate Mgt. S.A.                     100 / A             7
                             Syncrete S.A.                                       100                 3
                             Neue Transvac Maschinen A.G.                        99.99%

 Taiwan                      W. R. Grace Taiwan Inc.                             100 / A

 Thailand                    W. R. Grace (Thailand) Ltd.                         100 / A             3

 Turkey                      Grace TLS                                           100 / A

 United Kingdom              A.A. Consultancy & Cleaning Company Limited         100 / A
                             Cormix Limited                                      100 / A             1
                             Dearborn (U.K.) Limited                             100 / A             3
                             Grace Construction Products Ltd.                    100 / A             3
                             Servicised Ltd.                                     100 / A
                             W. R. Grace Limited                                 100 / A

 Uruguay                     W. R. G. Uruguay, S.A.                              100 / A
                             Grace Uruguay S.A.                                  100

 Venezuela                   Grace Venezuela, S.A.                               100 / A
                             Inversiones GSC, S.A.                               100

                            U.S. AND NON-U.S. NOTES


1     In liquidation

2     Inactive

3     Dormant, assets sold

4     Owned by W. R. Grace & Co.

5     Intentionally deleted

6     Assets and business expropriated by Cuban Government

7 Owned by a Delaware general partnership, Grace Cocoa Associates, or a subsidiary thereof

8     Intentionally deleted

9 Common stock owned 100% by Grace Cocoa Associates/Preferred stock owned 100% by W. R. Grace & Co. of Canada Ltd.

10    Joint stock company, 46% owned by Grace Italiana S.p.A., 5% owned by W.
      R. Grace Ltd., 49% owned by A/O Kaustik

11 Joint Venture, 51% owned by W. R. Grace & Co.-Conn., 49% owned by Ion Exchange India

12 Joint Venture, 51% owned by Omicron Proprietary Limited, 49% owned by Parade Packaging Sdn Bhd

13    Intentionally deleted

14    Intentionally deleted

15 A Russia Joint Venture, owned 31% by Grace S.A., 20% by W. R. Grace Limited and 49% by A/O Kriz

16 A China Joint Venture, owned 67.7% by Grace China Holdings I, Inc. and 32.3% by Sanzhou Economic Development General Company

17 A China Joint Venture, owned 70% by Grace Cocoa Hong Kong Ltd. and 30% by Guangzhou Confectionery Factory

18    Owned 95% by W. R. Grace & Co.-Conn.

                                  PARTNERSHIPS

Axial Basin Ranch Company
      a Delaware partnership, owned 50% by Grace A-B Inc., 50% Grace A-B II
      Inc.

Carbon Dioxide Slurry Systems L.P.
      a Delaware partnership, owned 50% by W. R. Grace & Co.-Conn.

Cormix Middle East LLC
      a Dubai LLC, owned 49% by Construction Products Dubai, Inc., 51% Sheikh Hasher Maktoum Juma Al Maktoum

Emirates Chemicals LLC
      a Dubai LLC, owned 49% Construction Products Dubai, Inc., 51% Sheikh Hasher Maktoum Juma Al Maktoum

Grace Cocoa Associates
      a Delaware general partnership, the partners of which are W. R. Grace & Co.-Conn., GC Holding, Inc., Grace Cocoa Management, Inc. and Grace Cocoa Ventures.

Grace Cocoa Ventures
      a Delaware general partnership, the partners of which are Grace Cocoa Limited Partners I, Inc. and W. R. Grace & Co.-Conn.

Grace Offshore Turnkey
      a Texas partnership, owned  50% by Grace Offshore Company

Hayden-Gulch West Coal Company
      a Delaware partnership, owned 50% by Grace H-G Inc., 50% by Grace H-G II, Inc.

H-G Coal Company
      a Delaware partnership, owned 50% by Coalgrace, Inc., 50% by Coalgrace II, Inc.

Metreon
      an Ohio joint venture/partnership, owned 50% by Grace JVH, Inc., 50% by Englehard MC, Inc.

Parade & Omicron Sdn Bhd
      a Malaysia Joint Venture, owned 51% by Omipac Proprietary Ltd. and 49% by Parade Industries Pte. Ltd.

Paramont Coal Company
      a Virginia partnership, owned 50% by Grace PAR Corporation

                                 INVESTMENTS
               (holdings of at least 20% but not more than 50%)

               Company Name                        Jurisdiction                  Ownership Percent    Notes
 Arral & Partners                          British Virgin Islands                            25.8%

 Asian Food Investment Limited             British Virgin Islands                              40%

 Caproa B.V.                               Netherlands                                         20%    10

 Colowyo Coal Company L.P.                 Delaware                                                    6

 Denka Grace K.K.                          Japan                                               45%

 General Cocoa Trading House Inc.          British Virgin Islands                                      9

 Geniva, Inc.                              Delaware                                            50%     8

 GKA Company Limited                       Hong Kong                                           25%

 Incacao Fabrica Nacional de               Ecuador                                             20%     2
 Elaboradoes de Cacao S.A.

 Intercao, S.A.                            British Virgin Islands                              20%     2

 Noxso Corporation                         Virginia                                          23.1%

 Productos Derivados de la Sal             Colombia                                          30.1%     3

 Productora de Papeles S.A. (PROPAL)       Colombia                                         36.16%

 Societe Nouvelle Sifca, S.A.              Ivory Coast                                         30%     7

 Tarpon Investors, L.P.                    Delaware                                                    4

 Unicao S.A.                               Ivory Coast                                         20%     5

NOTES:

1     Intentionally deleted
2     Owned by Grace Cocoa, Inc.
3     Owned by Productora de Papeles S.A.
4     Limited partnership interest owned by Grace Tarpon Investors, Inc.
5     Owned by Twincon B.V. plus approximately 14% through Sifca
6     Limited Partnership interests are owned by Gracoal, Inc. and Gracoal II,
      Inc.
7     Owned by Targhee Holdings, B.V., a wholly owned subsidiary of Grace Cocoa
      B.V., a Netherlands corporation
8     Owned by Grace International Holdings, Inc.
9     Wholly owned subsidiary of Incacao
10    Owned by Twincon B.V. plus approximately 12.5% through Sifca